NEWS RELEASE
CONTACT:	6110 Executive Blvd., Suite 800
William T. Camp	Rockville, Maryland 20852
Executive Vice President and	Tel 301-984-9400
Chief Financial Officer	Fax 301-984-9610
E-Mail: bcamp@writ.com	www.writ.com

April 25, 2013
WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES FIRST QUARTER FINANCIAL AND OPERATING RESULTS
Washington Real Estate Investment Trust (“WRIT” or the “Company”) (NYSE: WRE), a leading owner and operator of diversified properties in the Washington, D.C. region, reported financial and operating results today for the quarter ended March 31, 2013:

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Core Funds from Operations(1), defined as Funds from Operations(1) (“FFO”) excluding acquisition expense, gains or losses on extinguishment of debt, severance expense and impairment, was $29.7 million, or $0.44 per diluted share for the quarter ended March 31, 2013, compared to $31.2 million, or $0.47 per diluted share for the prior year period. FFO for the quarter ended March 31, 2013 was $29.7 million, or $0.44 per diluted share, compared to $31.2 million, or $0.47 per diluted share, in the same period one year ago.

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Net income attributable to the controlling interests for the quarter ended March 31, 2013 was $7.3 million, or $0.11 per diluted share, compared to $5.2 million, or $0.08 per diluted share, in the same period one year ago. Included in first quarter 2013 was a $3.2 million, or $0.05 per diluted share, gain on sale of real estate.

“This quarter we commenced the marketing of our medical office portfolio, and as expected we are seeing strong interest from potential investors. Operationally, we saw an increase in same-store portfolio occupancy from the fourth quarter, particularly in our office sector, and we are hopeful that this is the beginning of a sustainable improvement in our markets,” said George F. “Skip” McKenzie, President and Chief Executive Officer of WRIT.

2013 Guidance

Management reiterates its previously announced 2013 Core FFO per fully diluted share guidance of $1.82 - $1.90, excluding any acquisition and disposition activity, including the potential Medical Office Division sale.

"First quarter 2013 core FFO was in line with our expectations, though it was below fourth quarter 2012 results. Fourth quarter results included higher expense recoveries and lower incentive compensation, and first quarter results reflected seasonal increases in operating expenses and normalized incentive compensation estimates. We look forward to providing further detail on tomorrow's call," said William T. Camp, Executive Vice President and Chief Financial Officer.

Operating Results

The Company's overall portfolio Net Operating Income (“NOI”)(2) was $49.8 million compared to $49.7 million in the same period one year ago and $51.3 million in the fourth quarter of 2012. Overall portfolio physical occupancy for the

Washington Real Estate Investment Trust

first quarter was 88.6%, compared to 89.7% in the same period one year ago and 88.1% in the fourth quarter of 2012.

Same-store(3) portfolio physical occupancy for the first quarter was 89.1%, compared to 90.2% in the same period one year ago. Sequentially, same-store physical occupancy increased 30 basis points (bps) compared to the fourth quarter of 2012. Same-store portfolio NOI for the first quarter decreased 1.5% and rental rate growth was 2.5% compared to the same period one year ago.

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Multifamily: 15.9% of Total NOI - Multifamily properties' same-store NOI for the first quarter decreased 1.5% compared to the same period one year ago. Rental rate growth was 4.0% while same-store physical occupancy decreased 140 bps to 93.8%. Sequentially, same-store physical occupancy decreased 30 bps compared to the fourth quarter of 2012.

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Office: 49.5% of Total NOI - Office properties' same-store NOI for the first quarter decreased 1.2% compared to the same period one year ago. Rental rate growth was 1.9% while same-store physical occupancy decreased 100 bps to 85.4%. Sequentially, same-store physical occupancy increased 60 bps compared to the fourth quarter of 2012.

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Medical: 14.0% of Total NOI - Medical office properties' same-store NOI for the first quarter decreased 8.0% compared to the same period one year ago. Rental rate growth was 1.9% while same-store physical occupancy decreased 210 bps to 88.4%. Sequentially, same-store physical occupancy decreased 70 bps compared to the fourth quarter of 2012.

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Retail: 20.6% of Total NOI - Retail properties' same-store NOI for the first quarter increased 2.7% compared to the same period one year ago. Rental rate growth was 3.1% while same-store physical occupancy decreased 50 bps to 92.4%. Sequentially, same-store physical occupancy increased 120 bps compared to the fourth quarter of 2012.

Leasing Activity

During the first quarter, WRIT signed commercial leases totaling 387,656 square feet, including 127,295 square feet of new leases and 260,361 square feet of renewal leases, as follows (all dollar amounts are on a per square foot basis):

	Square Feet	Weighted Average Term (in years)	Weighted Average Rental Rates	Weighted Average Rental Rate % Increase	Tenant Improvements	Leasing Commissions and Incentives
New:
Office	65,566	8.5	$31.96	9.7%	$44.87	$31.13
Medical Office	15,629	7.2	36.67	9.4%	32.87	14.29
Retail	46,100	7.3	19.12	86.3%	50.05	6.59
Total	127,295	7.9	27.89	22.1%	45.27	20.18

Renewal:
Office	192,943	2.7	$31.81	7.0%	$5.37	$2.35
Medical Office	21,294	5.0	39.34	3.7%	8.89	5.87
Retail	46,124	4.8	30.40	7.5%	—	1.63
Total	260,361	3.3	32.18	6.7%	4.70	2.52

Dispositions

In the first quarter, WRIT sold The Atrium Building, an 80,000 square foot office building in Rockville, Maryland, for $15.75 million, resulting in a net book gain of $3.2 million. The property was built in 1980 and acquired by WRIT in 2002. WRIT achieved an unleveraged internal rate of return of 11% over the ten-year holding period.

Financing Activity

WRIT repaid its $60.0 million 5.125% unsecured notes using proceeds from a draw on its line of credit. WRIT also prepaid without penalty the West Gude 5.855% mortgage note for $30.0 million, funded by cash and a draw on its line

Washington Real Estate Investment Trust

of credit. As of March 31, 2013, WRIT's line of credit balance was $70.0 million.

Hiring Activity

In the first quarter and subsequent to quarter end, WRIT announced the hiring of two Division Heads: Paul S. Weinschenk as Managing Director and Vice President, Head of Retail Division, and Edward J. Murn, IV as Managing Director, Head of Residential Division. Both will be responsible for overseeing the operations, investment and development of their respective divisions.

Dividends

On March 29, 2013, WRIT paid a quarterly dividend of $0.30 per share.

Conference Call Information

The Conference Call for 1st Quarter Earnings is scheduled for Friday, April 26, 2013 at 11:00 A.M. Eastern time. Conference Call access information is as follows:

USA Toll Free Number:            1-877-407-9205
International Toll Number:        1-201-689-8054

The instant replay of the Conference Call will be available until May 10, 2013 at 11:59 P.M. Eastern time. Instant replay access information is as follows:

USA Toll Free Number:            1-877-660-6853
International Toll Number:        1-201-612-7415
Conference ID:                410787

The live on-demand webcast of the Conference Call will be available on the Investor section of WRIT's website at www.writ.com. On-line playback of the webcast will be available for two weeks following the Conference Call.

About WRIT

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington metro region. WRIT owns a diversified portfolio of 69 properties totaling approximately 8 million square feet of commercial space and 2,540 multifamily units, and land held for development. These 69 properties consist of 25 office properties, 17 medical office properties, 16 retail centers and 11 multifamily properties. WRIT shares are publicly traded on the New York Stock Exchange (NYSE:WRE).
Note: WRIT's press releases and supplemental financial information are available on the company website at www.writ.com or by contacting Investor Relations at (301) 984-9400.
Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, the potential for federal government budget reductions, changes in general and local economic and real estate market conditions, the timing and pricing of lease transactions, the availability and cost of capital, fluctuations in interest rates, tenants' financial conditions, levels of competition, the effect of government regulation, the impact of newly adopted accounting principles, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2012 Form 10-K. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

(1) Funds From Operations (“FFO”) - The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) associated with sales of property, impairment of depreciable real estate and real estate depreciation and amortization. FFO is a non-GAAP measure and does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.

Core Funds From Operations (“Core FFO”) is calculated by adjusting FFO for the following items (which we believe are not indicative of the

Washington Real Estate Investment Trust

performance of WRIT's operating portfolio and affect the comparative measurement of WRIT's operating performance over time): (1) gains or losses on extinguishment of debt, (2) costs related to the acquisition of properties, (3) severance expense related to corporate reorganization and related to the CEO's retirement and (4) property impairments not already excluded from FFO, as appropriate. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of WRIT's ability to incur and service debt and to distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure and may be calculated differently by other REITs.

(2) Net Operating Income (“NOI”), defined as real estate rental revenue less real estate expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain on sale, if any), plus interest expense, depreciation and amortization, general and administrative expenses, acquisition costs and real estate impairment. We provide NOI as a supplement to net income calculated in accordance with GAAP. As such, it should not be considered an alternative to net income as an indication of our operating performance. It is the primary performance measure we use to assess the results of our operations at the property level.

(3) For purposes of evaluating comparative operating performance, we categorize our properties as “same-store” or “non-same-store”. A same-store property is one that was owned for the entirety of the periods being evaluated. A non-same-store property is one that was acquired or placed into service during either of the periods being evaluated.

(4) Funds Available for Distribution (“FAD”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight-line rents, then adding (3) non-real estate depreciation and amortization, (4) amortization of restricted share and unit compensation, and adding or subtracting amortization of lease intangibles, as appropriate. We consider FAD to be a measure of a REIT's ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-standardized measure and may be calculated differently by other REITs.

Physical Occupancy Levels by Same-Store Properties (i) and All Properties
	Physical Occupancy
	Same-Store Properties		All Properties
	1st QTR	1st QTR	1st QTR	1st QTR
Segment	2013	2012	2013	2012
Multifamily	93.8%	95.2%	93.8%	95.2%
Office	85.4%	86.4%	85.4%	86.3%
Medical Office	88.4%	90.5%	85.2%	87.1%
Retail	92.4%	92.9%	92.4%	92.9%

Overall Portfolio	89.1%	90.2%	88.6%	89.7%

(i) Same-Store properties include all stabilized properties that were owned for the entirety of the current and prior year reporting periods. We consider newly constructed properties to be stabilized when they achieve 90% occupancy. For Q1 2013 and Q1 2012, same-store properties exclude:
Multifamily Acquisitions: none;
Office Acquisition: Fairgate at Ballston;
Medical Office Acquisition: 19500 at Riverside Office Park (formerly Lansdowne Medical Office Building);
Retail Acquisition: none.

Also excluded from Same-Store Properties in Q1 2013 and Q1 2012 are:
Held for Sale and Sold Properties: 1700 Research Boulevard, Plumtree Medical Center and the Atrium Building.

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
OPERATING RESULTS	2013	2012
Revenue
Real estate rental revenue	$76,924	$75,214
Expenses
Real estate expenses	27,091	25,551
Depreciation and amortization	25,524	25,582
Acquisition costs	213	54
General and administrative	3,862	3,606
	56,690	54,793
Real estate operating income	20,234	20,421
Other income (expense):
Interest expense	(16,518)	(15,831)
Other income	239	244
	(16,279)	(15,587)

Income from continuing operations	3,955	4,834

Discontinued operations:
Income from operations of properties sold or held for sale	185	347
Gain on sale of real estate	3,195	—
Net income	$7,335	$5,181

Income from continuing operations	3,955	4,834
Continuing operations real estate depreciation and amortization	25,524	25,582
Funds from continuing operations(1)	$29,479	$30,416

Income from operations of properties sold or held for sale	185	347
Discontinued operations real estate depreciation and amortization	—	412
Funds from discontinued operations	185	759

Funds from operations(1)	$29,664	$31,175

Tenant improvements	(3,975)	(4,066)
External and internal leasing commissions capitalized	(2,606)	(2,557)
Recurring capital improvements	(721)	(1,539)
Straight-line rents, net	(343)	(992)
Non-cash fair value interest expense	254	228
Non real estate depreciation & amortization of debt costs	958	1,008
Amortization of lease intangibles, net	41	—
Amortization and expensing of restricted share and unit compensation	1,018	1,405
Funds available for distribution(4)	$24,290	$24,662

Note: Certain prior period amounts have been reclassified to conform to the current presentation.

Washington Real Estate Investment Trust

		Three Months Ended March 31,
Per share data:		2013	2012
Income from continuing operations	(Basic)	$0.06	$0.07
	(Diluted)	$0.06	$0.07
Net income	(Basic)	$0.11	$0.08
	(Diluted)	$0.11	$0.08
Funds from continuing operations	(Basic)	$0.44	$0.46
	(Diluted)	$0.44	$0.46
Funds from operations	(Basic)	$0.44	$0.47
	(Diluted)	$0.44	$0.47

Dividends paid		$0.3000	$0.4338

Weighted average shares outstanding		66,393	66,194
Fully diluted weighted average shares outstanding		66,519	66,328

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	March 31, 2013
	(unaudited)	December 31, 2012
Assets
Land	$483,198	$483,198
Income producing property	1,988,929	1,979,348
	2,472,127	2,462,546
Accumulated depreciation and amortization	(625,774)	(604,614)
Net income producing property	1,846,353	1,857,932
Development in progress	52,906	49,135
Total real estate held for investment, net	1,899,259	1,907,067
Investment in real estate held for sale, net	—	11,528
Cash and cash equivalents	16,743	19,324
Restricted cash	10,804	14,582
Rents and other receivables, net of allowance for doubtful accounts of $9,544 and $10,958 respectively	59,429	57,076
Prepaid expenses and other assets	109,885	114,541
Other assets related to properties sold or held for sale	—	258
Total assets	$2,096,120	$2,124,376

Liabilities
Notes payable	$846,323	$906,190
Mortgage notes payable	312,396	342,970
Lines of credit	70,000	—
Accounts payable and other liabilities	57,523	52,823
Advance rents	15,203	16,096
Tenant security deposits	9,849	9,936
Other liabilities related to properties sold or held for sale	—	218
Total liabilities	1,311,294	1,328,233

Equity
Shareholders' equity
Preferred shares; $0.01 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized; 66,485 and 66,437 shares issued and outstanding, respectively	665	664
Additional paid-in capital	1,146,683	1,145,515
Distributions in excess of net income	(366,821)	(354,122)
Total shareholders' equity	780,527	792,057

Noncontrolling interests in subsidiaries	4,299	4,086
Total equity	784,826	796,143

Total liabilities and equity	$2,096,120	$2,124,376

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented (in thousands):

Quarter Ended March 31, 2013	Multifamily	Office	Medical Office	Retail	Total
Same-store net operating income(3)	$7,943	$23,820	$6,864	$10,269	$48,896
Add: Net operating income from non-same-store properties(3)	—	831	106	—	937
Total net operating income(2)	$7,943	$24,651	$6,970	$10,269	$49,833
Add/(deduct):
Other income					239
Acquisition costs					(213)
Interest expense					(16,518)
Depreciation and amortization					(25,524)
General and administrative expenses					(3,862)
Income from operations of properties sold or held for sale					185
Gain on sale of real estate					3,195
Net income					$7,335

Quarter Ended March 31, 2012	Multifamily	Office	Medical Office	Retail	Total
Same-store net operating income(3)	$8,065	$24,115	$7,460	$10,002	$49,642
Add: Net operating income from non-same-store properties(3)	—	(45)	66	—	21
Total net operating income(2)	$8,065	$24,070	$7,526	$10,002	$49,663
Add/(deduct):
Other income					244
Acquisition costs					(54)
Interest expense					(15,831)
Depreciation and amortization					(25,582)
General and administrative expenses					(3,606)
Income from operations of properties sold or held for sale					347
Net income					$5,181

Washington Real Estate Investment Trust

The following table contains a reconciliation of net income attributable to the controlling interests to core funds from operations for the periods presented (in thousands, except per share data):
		Three Months Ended March 31,
		2013	2012
Net income		$7,335	$5,181
Add/(deduct):
Real estate depreciation and amortization		25,524	25,582
Discontinued operations:
Gain on sale of real estate		(3,195)	—
Real estate depreciation and amortization		—	412
Funds from operations(1)		29,664	31,175
Add/(deduct):
Acquisition costs		213	54
Severance expense		(183)	—
Core funds from operations(1)		$29,694	$31,229

		Three Months Ended March 31,
Per share data:		2013	2012
Funds from operations	(Basic)	$0.44	$0.47
	(Diluted)	$0.44	$0.47
Core FFO	(Basic)	$0.45	$0.47
	(Diluted)	$0.44	$0.47

Weighted average shares outstanding		66,393	66,194
Fully diluted weighted average shares outstanding		66,519	66,328